UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2008
SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Form of Executive Retention Agreement entered into as of November 28, 2008
Ex-99.2 Form of Change in Control Agreements entered into as of November 28, 2008

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2008, we entered into executive retention agreements, and amended or entered into change in control agreements, with the following, each of whom we refer to below as an Executive: Peter Shields, our President and Chief Executive Officer; Robert Leahy, our Chief Operating Officer and Chief Financial Officer; Timothy Segall, our Chief Technology Officer; Mark Friedman, our Chief Marketing and Business Development Officer; and Jeff Struzenski, our Executive Vice President, Sales.
Executive Retention Agreements
The executive retention agreement of each Executive generally provides that if we terminate his employment without cause (as defined below) or if he terminates his employment for good reason (as defined below), the Executive will be entitled to receive, within 30 days after the date of termination, a cash payment equal to the sum of:
•	accrued base salary, commission and vacation pay;

•	the product of (a) his annual bonus for the most recently completed fiscal year multiplied by (b) a fraction, the numerator of which will be the number of days elapsed in the current fiscal year through the termination date and the denominator of which will be 365; and

•	the product of (a) his highest base salary received in the twelve-month period preceding the termination date plus his commission, if any, for the most recently completed fiscal year, multiplied by (b) 1.5 in the case of Mr. Shields, 1.0 in the case of Mr. Leahy or Mr. Segall, and 0.5 in the case of Mr . Friedman or Mr. Struzenski.
The executive retention agreements also provide that the Executives will be entitled to continue to receive, after the termination date, specified benefits for 18 months in the case of Mr. Shields, 12 months in the case of Mr. Leahy and Mr. Segall, and 6 months in the case of Mr. Friedman and Mr. Struzenski.
The executive retention agreements also contain provisions applicable in the event payments due under the executive retention agreements would result in tax penalties under Sections 280G and 4999 of the Internal Revenue Code. Those Code sections generally may impose certain tax penalties on our company or an Executive if the amount of severance payments to the Executive following a Change in Ownership or Control (as defined in the Code) exceeds certain limits. Under the provisions of each executive retention agreement, the amount of the benefits that an Executive will be entitled to receive under his executive retention agreement will be reduced by an amount necessary to avoid triggering any penalty taxes if, and only if, the reduction would result in greater net after-tax benefits to the Executive.
For purposes of the executive retention agreements, the term “cause” means termination due to an Executive’s willful misconduct, gross negligence or criminal misconduct in connection with the performance of his duties. The term “good reason” generally means (a) a diminution in the Executive’s position, authority or responsibilities, (b) a reduction in the Executive’s salary or benefits, or (c) a relocation of the Executive to a worksite more than 50 miles from his prior location.
For more information about the terms of the executive retention agreements, please see the form of executive retention agreement attached as Exhibit 99.1 to this current report on Form 8-K.

Change in Control Agreements
The change in control agreement of each Executive generally provides that:
•	25% of the Executive’s unvested options will accelerate and vest upon a change in control (as defined below), except that all of the unvested options will accelerate and vest if appropriate arrangements are not made for the continuation of those options following the change in control; and

•	all of the Executive’s then-unvested options will accelerate and vest if, within six months after a change in control, (a) his employment is terminated without cause (as defined above under “Executive Retention Agreements”), (b) his position, authority or responsibilities are diminished, or (c) his worksite is relocated more than 50 miles from his prior location.
The new change in control agreements are identical in substance to earlier change in control agreements to which Messrs. Shields, Leahy, Segall and Friedman were parties, except that the earlier agreements did not provide for the acceleration and vesting of all unvested options in the event options were not continued following a change in control.
For purposes of the change in control agreements, the term “change in control” means (a) our sale of all or substantially all of our assets or (b) our merger or consolidation with another entity in a transaction in which shares of our stock outstanding immediately prior to the transaction represent (or are exchanged for) less than a majority of the stock of the surviving entity.
For more information about the terms of the change in control agreements, please see the form of executive retention agreement attached as Exhibit 99.2 to this current report on Form 8-K.
Item 9.01.  Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Form of Executive Retention Agreement entered into as of November 28, 2008 between SoundBite Communications, Inc. and each of Peter R. Shields, Robert C. Leahy, Timothy R. Segall, Mark D. Friedman and Jeffrey J. Struzenski

99.2	Form of Change in Control Agreements entered into as of November 28, 2008 between SoundBite Communications, Inc. and each of Peter R. Shields, Robert C. Leahy, Timothy R. Segall, Mark D. Friedman and Jeffrey J. Struzenski

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.
Date: November 28, 2008	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Executive Retention Agreement entered into as of November 28, 2008 between SoundBite Communications, Inc. and each of Peter R. Shields, Robert C. Leahy, Timothy R. Segall, Mark D. Friedman and Jeffrey J. Struzenski

99.2	Form of Change in Control Agreements entered into as of November 28, 2008 between SoundBite Communications, Inc. and each of Peter R. Shields, Robert C. Leahy, Timothy R. Segall, Mark D. Friedman and Jeffrey J. Struzenski